Exhibit 3.286

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/23/1991
721143068 — 2263847
CERTIFICATE OF INCORPORATION
OF
BFI TRANSPORTATION, INC.
1.	The name of the corporation is:

BFI Transportation, Inc.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General corporation Law of Delaware.

4.	The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.	The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors not be by written ballot.

6.	The name and mailing address of the incorporator is:
Sandra B. Reece
757 N. Eldridge
Houston, Texas 77079
7.	The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Gerald K. Burger	757 N. Eldridge Houston, Texas 77079

Stephen L. Thomas	757 N. Eldridge Houston, Texas 77079

Fletcher Thorne-Thomsen, Jr.	757 N. Eldridge Houston, Texas 77079

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of May, 1991.

/s/ Sandra B. Reece
Sandra B. Reece

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:01 PM 05/15/1997
971159083 — 2263847
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
BFI Transportation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That the sole Director of said corporation, by written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of BFI Transportation, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
1.	The name of the corporation is: BFI Waste Systems of North America, Inc.
SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said BFI Transportation, Inc. has caused this certificate to be signed by Eileen B. Schuler, its Vice President, this 14th day of May, 1997.

BFI TRANSPORTATION, INC.
/s/ Eileen B. Schuler
Eileen B. Schuler, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:19 AM 12/28/2007
FILED 08:30 AM 12/28/2007
SRV 071369181 — 2263847 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A DOMESTIC CORPORATION TO A
DOMESTIC LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT
1.	The Corporation was first incorporated in Delaware on May 23,1991, and its jurisdiction immediately prior to the filing of this Certificate was Delaware.

2.	The name of the Corporation immediately prior to the filing of this Certificate was BFI Waste Systems of North America, Inc.

3.	The name of the Limited Liability Company as set forth in its Certificate of Formation is BFI Waste Systems of North America, LLC.

4.	This Certificate of Conversion shall be effective on December 30, 2007.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion of BFI Waste Systems of North America, LLC this 28th day of December, 2007.

/s/ Jo Lynn White
Jo Lynn White
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:19 AM 12/28/2007
FILED 08:30 AM 12/28/2007
SRV 071369181 — 2263847 FILE
CERTIFICATE OF FORMATION
OF
BFI WASTE SYSTEMS OF NORTH AMERICA, LLC
     1. The name of the limited liability company is BFI Waste Systems of North America, LLC.
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. This Certificate of Formation shall be effective on December 30, 2007.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of BFI Waste Systems of North America, LLC this 28th day of December, 2007.

/s/ Jo Lynn White
Jo Lynn White
Authorized Person